UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 20, 2013

____________________

COMMUNITY SHORES BANK CORPORATION
 (Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan	49441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 20, 2013, Community Shores Bank Corporation (the "Company") entered into a Settlement Agreement and Release (the "Settlement Agreement") with Fifth Third Bank ("Fifth Third"). Subject to the terms of the Settlement Agreement, Fifth Third agreed to accept the sum of $500,000 in full satisfaction of the indebtedness which was approximately $5,828,000 as of the date of the Settlement Agreement. In return for the settlement payment, Fifth Third has released the Company from further liability for the indebtedness and delivered to the Company the original Community Shores Bank stock certificate that was pledged as collateral.

A copy of the Settlement Agreement is filed as Exhibit 10.1 to this report.

On March 20, 2013, the Company entered into Convertible Secured Note Purchase Agreement (the “Note Purchase Agreement”) with 1030 Norton LLC. 1030 Norton LLC is a Michigan limited liability company owned by nine individuals; three directors of the Company, one former director and five local businessmen. In connection with the Note Purchase Agreement, the Company issued a Convertible Secured Promissory Note (the “Note”) to 1030 Norton LLC in a principal amount of $1,280,000. The Note bears interest at 8% per annum until paid in full. Interest is payable quarterly in arrears. The Note matures on March 31, 2015. The Note is secured by all of the issued and outstanding shares of Community Shores Bank as evidenced by a Pledge Agreement between the Company and 1030 Norton LLC dated March 20, 2013 (the “Pledge Agreement”).  This transaction was reviewed, approved and recommended by a special committee of disinterested directors and approved by our full board of directors.  Both the special committee and the full board found the transaction to be fair to, and in the best interest of, the Company and its shareholders.

If the Company makes an offering of its common stock to repay the Note, the holder of the Note may elect to convert any portion of the total principal amount and accrued and unpaid interest of the Note into fully paid and non-assessable shares of the Company's common stock at a per share price equal to 75% of the per share price at which the shares of common stock are offered.

The Company used a portion of the proceeds of the Note to settle its indebtedness with Fifth Third.  It plans to use the remaining proceeds for debt service and other general operating expenses and to contribute capital to its subsidiary, Community Shores Bank, as may be required to ensure the bank achieves an adequately capitalized regulatory capital position by March 31, 2013.

A copy of the Note, Purchase Agreement and Pledge Agreement are filed as Exhibit 10.2 to this report.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the execution of the Settlement Agreement, the Company’s $5,000,000 term loan with Fifth Third dated December 18, 2009, was terminated.  The disclosures contained under Item 1.01 are incorporated here by reference.

Item 2.01  Creation of a Direct Financial Obligation.

The disclosures under Item 1.01 are incorporated here by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description

10. 1	Settlement Agreement and Release between Community Shores Bank Corporation and Fifth Third dated March 20, 2013.

10. 2	Convertible Secured Note Purchase Agreement, Note and Pledge Agreement between Community Shores Bank Corporation and 1030 Norton LLC dated March 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY SHORES BANK CORPORATION

By:           /s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President,
Chief Financial Officer and Treasurer

Date:  March 25, 2013

EXHIBIT INDEX

Exhibit Number	Description

10. 1	Settlement Agreement and Release between Community Shores Bank Corporation and Fifth Third dated March 20, 2013.

10. 2	Convertible Secured Note Purchase Agreement, Note and Pledge Agreement between Community Shores Bank Corporation and 1030 Norton LLC dated March 20, 2013.